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                                                                   EXHIBIT (10)




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 of our report dated April 29, 2011 relating to the financial statements of The United States Life Insurance Company in the City of New York Separate Account USL A, our report dated April 29, 2011 relating to the financial statements of The United States Life Insurance Company in the City of New York, our report dated April 30, 2010 relating to the financial statements of The United States Life Insurance Company in the City of New York, our report dated April 30, 2010 relating to the financial statements of American International Life Assurance Company of New York and our report dated April 29, 2011 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa., which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 24, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


Houston, Texas
April 29, 2011